As filed with the Securities and Exchange Commission on February 13, 2017
Registration No. 333-215861
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
AMENDMENT NO. 1
TO
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________
CASTLIGHT HEALTH, INC.
(Exact name of Registrant as specified in its charter)
____________________________________

Delaware	7374	26-1989091
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
150 Spear Street, Suite 400
San Francisco, California 94105
(415) 829-1400
(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
____________________________________
Siobhan Nolan Mangini
Chief Financial Officer
Castlight Health, Inc.
150 Spear Street, Suite 400
San Francisco, California 94105
(415) 829-1400
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
____________________________________

Copies to:
Matthew S. Rossiter, Esq. Robert A. Freedman, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500	Jennifer W. Chaloemtiarana, Esq. General Counsel and Corporate Secretary Castlight Health, Inc. 150 Spear Street, Suite 400 San Francisco, California 94105 (415) 829-1400	Andrew Y. Luh, Esq. Robin M. Stenerson, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP 1200 Seaport Boulevard Redwood City, California 94063 (650) 321-2400
____________________________________
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the mergers described in the enclosed joint proxy statement/prospectus/information statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
____________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-4 of Castlight Health, Inc., which we refer to as Amendment No.1, is being filed solely for the purposes of amending the disclosures in Items 21 and 22 of Part II and filing Exhibits 5.1, 99.1 and 99.2. No changes or additions are being made hereby to the joint proxy statement/prospectus/information statement constituting Part I of the Registration Statement (not included herein) or to Item 20 of Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Officers and Directors
Section 145 of the DGCL authorizes a court to award or a corporation’s board to grant indemnification to directors and officers in terms that are sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Castlight’s certificate of incorporation contains a provision eliminating the personal liability of its directors to Castlight or its stockholders for breach of fiduciary duty as a director to the fullest extent permitted by applicable law. Castlight’s bylaws provide for the mandatory indemnification of Castlight’s directors and officers to the maximum extent permitted by Delaware law. In addition, Castlight’s bylaws give it the power to indemnify its employees and agents to the maximum extent permitted by Delaware law.
Under the terms of the merger agreement, for a period of six years following the completion of the merger, Castlight will indemnify and hold harmless, reimburse, exculpate from liability, and advance expenses to all current or former directors or officers of Jiff to the same extent and on the same terms as such persons are entitled to indemnification, reimbursement, exculpation or expense advancement by Jiff as of the date of the merger agreement, whether pursuant to applicable documents, individual indemnification agreements, by applicable law or otherwise, for acts or omissions or matters that occurred or arose at or prior to the completion of the merger (regardless of whether any proceeding relating to any D&O Indemnified Party’s rights to indemnification, exculpation, or expense advancement with respect to any such matters, acts, or omissions is commenced before or after the completion of the merger). Jiff must also cause coverage to be extended under the directors’ and officers’ insurance policy maintained by Jiff as of the date of the merger agreement with respect to any actions or omissions by any current or former officers or directors of Jiff occurring prior to the completion of the merger, by obtaining a related “tail” policy that has an effective term of six years from the completion of the merger, with coverage in amount and scope at least as favorable as Jiff’s existing coverage.

Item 21. Exhibits and Financial Statement Schedules

(1)	The following exhibits are filed herewith or incorporated herein by reference:

Exhibit Number	Exhibit Description
2.1*
Agreement and Plan of Merger and Reorganization, dated as of January 4, 2017, by and among Castlight Health, Inc., Neptune Acquisition Subsidiary, Inc. and Jiff, Inc., previously filed (included as Annex A to the joint proxy statement/prospectus/information statement forming part of this registration statement)

3.1*	Restated Certificate of Incorporation of Castlight Health, Inc. (incorporated by reference to Exhibit 3.1 to Castlight Health, Inc.’s Form 10-Q filed on May 12, 2014)
3.2*	Amended and Restated Bylaws of Castlight Health, Inc. (incorporated by reference to Exhibit 3.1 to Castlight Health, Inc.’s Form 10-Q filed on May 12, 2014)
5.1	Legal opinion of Fenwick & West LLP
23.1	Consent of Fenwick & West LLP (included as part of its opinion in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.3*	Consent of Frank Rimerman + Co. LLP
24.1*	Power of Attorney
99.1	Form of Proxy for Castlight Health, Inc.
99.2	Form of Written Consent for Jiff, Inc.
99.3*	Consent of Allen & Company LLC
99.4*	Consent of John C. Doyle
99.5*	Consent of Derek Newell
99.6*	Consent of James Currier
* Previously filed.

Item 22. Undertakings

(a)	The undersigned registrant hereby undertakes
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrant hereby undertakes as follows:
(1)    That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2)    That, every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into this prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 13, 2017.

Castlight Health, Inc.

By:	/s/ Siobhan Nolan Mangini
Siobhan Nolan Mangini
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date
*	Chief Executive Officer and Director (Principal Executive Officer)	February 13, 2017
Giovanni M. Colella
/s/ Siobhan Nolan Mangini	Chief Financial Officer (Principal Financial Officer)	February 13, 2017
Siobhan Nolan Mangini
*	Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	February 13, 2017
Priya Jain
*	Chairman of the Board of Director and Co-Founder	February 13, 2017
Bryan Roberts
*	Director	February 13, 2017
David Ebersman
*	Director	February 13, 2017
Ann Lamont
Director
Ed Park
*	Director	February 13, 2017
David B. Singer
*	Director	February 13, 2017
Michael L. Eberhard
Director
Kenny Van Zant

*By:	/s/ Siobhan Nolan Mangini
Siobhan Nolan Mangini
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1*
Agreement and Plan of Merger and Reorganization, dated as of January 4, 2017, by and among Castlight Health, Inc., Neptune Acquisition Subsidiary, Inc. and Jiff, Inc., previously filed (included as Annex A to the joint proxy statement/prospectus/information statement forming part of this registration statement)

3.1*	Restated Certificate of Incorporation of Castlight Health, Inc. (incorporated by reference to Exhibit 3.1 to Castlight Health, Inc.’s Form 10-Q filed on May 12, 2014)
3.2*	Amended and Restated Bylaws of Castlight Health, Inc. (incorporated by reference to Exhibit 3.1 to Castlight Health, Inc.’s Form 10-Q filed on May 12, 2014)
5.1	Legal opinion of Fenwick & West LLP
23.1	Consent of Fenwick & West LLP (included as part of its opinion in Exhibit 5.1)
23.2*	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.3*	Consent of Frank Rimerman + Co. LLP
24.1*	Power of Attorney
99.1	Form of Proxy for Castlight Health, Inc.
99.2	Form of Written Consent for Jiff, Inc.
99.3*	Consent of Allen & Company LLC
99.4*	Consent of John C. Doyle
99.5*	Consent of Derek Newell
99.6*	Consent of James Currier
* Previously filed.